Exhibit 99.1

FOR IMMEDIATE RELEASE:

August 18, 2010

For more information contact:

John A. Featherman, III, Chairman,

President and CEO of

First Chester County Corporation at

484-881-4100, or john.featherman@1nbank.com

FIRST CHESTER COUNTY CORPORATION RETURNS TO PROFITABILITY IN SECOND QUARTER 2010

Also files Second Quarter 2010 Quarterly Report on Form 10-Q

West Chester, PA — August 18, 2010 — First Chester County Corporation (“First Chester”) (NasdaqCM: FCEC), parent company of First National Bank of Chester County (the “Bank”), today announced financial results for the second quarter and six months ended June 30, 2010.  First Chester has also filed its Quarterly Report on Form 10-Q for the period ended June 30, 2010 with the Securities and Exchange Commission (“SEC”).

Net income from continuing operations was $374,000 for the quarter ended June 30, 2010, or 6 cents per common share, compared to a net loss of $2.9 million, or 46 cents per common share, for the quarter ended June 30, 2009.  The improvement in the financial results for the second quarter primarily reflects a significant decrease in the provision for loan and lease losses compared to the prior year’s quarter, offset by a slight decrease in net interest income compared to the prior year’s quarter.

Net income attributable to First Chester was $169,000 for the quarter ended June 30, 2010, or 3 cents per common share, compared to a net loss of $62,000, or 1 cent per common share, for the quarter ended June 30, 2009.

The following is a summary of key financial metrics during the quarter:

•                  Total assets were $1.17 billion at June 30, 2010, a decrease of 15.2% from $1.38 billion at December 31, 2009.

•                  Gross loans and leases at quarter end were $867.5 million, down 3.8% compared to $901.9 million at December 31, 2009.

•                  Total deposits were $992.0 million, compared to $1.1billion at December 31, 2009.

•                  Net interest income was $8.8 million in the second quarter of 2010, compared to $9.5 million for the same period in 2009.

•                  Net interest margin on earning assets decreased to 3.36% for the three month period ending June 30, 2010, a decline of 24 basis points compared to 3.60% in the second quarter of 2009.  However, on a sequential basis the net interest margin was up 39 basis points from the first quarter of 2010.

•                  Wealth management and advisory fees were $1.1 million, up 5.0% from $1.05 million, in the second quarter of 2010.

•                  Non-interest expense was $10.7 million, compared to $10.8 million in last year’s second quarter.

•                  Total nonperforming assets were $57.0 million at June 30, 2010, compared to $45.8 million at December 31, 2009.  Non-performing loans and leases as a percentage of total loans and leases was 6.41%, compared to 4.67% at December 31, 2009.  Allowance for loan and lease losses as a percentage of non-performing loans and leases was 38.71%, compared to 55.07% at year end.

•                  As of June 30, 2010, the Bank met the individual minimum capital ratio requirements. The Bank’s total risk-based capital ratio was 12.54%, compared to regulatory requirement of 12%; its Tier 1 capital ratio was 11.27%, compared to regulatory requirement of 10%; and its Tier 1 leverage ratio was 8.40%, compared to regulatory requirement of 8%.

John A. Featherman, III, Chairman and CEO of First Chester, stated, “The filing of our second quarter financial report indicates a number of significant positive developments for First Chester:  we returned to profitability for both the Bank and the holding company; we are now current in our SEC reporting and are compliant with the NASDAQ Capital Markets continued listing requirements; and we now meet the increased minimum capital ratios required by the Office of the Comptroller of the Currency. These developments represent the culmination of a great deal of hard work by all of our employees in the face of significant challenges, and now positions First Chester to move forward on the pending merger with Tower Bancorp.”  Mr. Featherman added, “We expect to file a registration statement on Form S-4, which will include a joint proxy statement/prospectus and other relevant documents concerning the merger with the SEC within the next few weeks”

Six Months Fiscal 2010 Results

For the six months ended June 30, 2010, First Chester had a net loss from continuing operations of $229,000 compared to a net loss from continuing operations of $2.7 million in the corresponding year earlier period.  For the first six months of fiscal 2010, net loss attributable to First Chester County Corporation was $1.6 million, or 26 cents per common shares, compared to net income of $3.3 million, or 52 cents per common share for the first half of 2009.

A copy of First Chester’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 can be obtained on our website, www.1nbank.com.  The SEC also maintains a website at www.sec.gov that contains reports and other information regarding our company.

About First Chester County Corporation

First Chester County Corporation and its wholly owned subsidiary, First National Bank of Chester County, is a financial institution with $1.17 billion in assets and with 23 branch offices located in Chester, Delaware, Lancaster and Cumberland counties. Founded in 1863, First National Bank of Chester County is the eighth oldest national bank in the country. First National provides quality financial services to individuals, businesses, government entities, nonprofit organizations, and community service groups. Wealth Management and Trust Services are provided through First National Wealth Management, a division of First National Bank of Chester County. For more information, visit www.1nbank.com.

Additional Information About the Merger with Tower Bancorp, Inc.

The proposed merger transaction will be submitted to the shareholders of First Chester County Corporation (“First Chester”) and Tower Bancorp (“Tower”) for their consideration and approval. In connection with the proposed transaction, Tower will be filing with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 which will include a joint proxy statement/prospectus and other relevant documents to be distributed to the shareholders of Tower and First Chester. Investors are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other flings containing information about Tower and First Chester, free of charge from the SEC’s Internet site (www.sec.gov), by contacting Tower Bancorp, Inc., 112 Market Street, Harrisburg, Pennsylvania 17101, Attention: Brent Smith, Investor Relations, telephone 717-724-4666 or by contacting First Chester Financial Corporation, 9 North High Street, West Chester, Pennsylvania 19381, Attention: John Stoddart, Investor Relations, telephone 484-881-4141. INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE TRANSACTION.

Tower, First Chester and their respective directors, executive officers, and certain other members of management and employees may be soliciting proxies from Tower and First Chester shareholders in favor of the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Tower and First Chester shareholders in connection with the proposed transaction will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Tower’s executive officers and directors in its most recent proxy statement filed with the SEC, which is available at the SEC’s Internet site (www.sec.gov). Information about First Chester’s executive officers and directors is set forth in its most recent Annual Report on Form 10-K filed with the SEC, which is available at the SEC’s Internet site. You can also obtain free copies of these documents from Tower or First Chester, as appropriate, using the contact information above.

Safe Harbor for Forward-Looking Statements

This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of the company’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Tower’s and First Chester’s filings with the SEC.